FILED # C30940-99

DEC 09 1999

IN THE OFFICE OF

DEAN KELLER

SECRETARY OF STATE

ARTICLES OF INCORPORATION

OP

BROOKMOUNT EXPLORATIONS INC.

* * * * *

The undersigned, acting as incorporator, pursuant to the provisions of corporations,the laws of the State of Nevada relating to private hereby adopts the following Articles of Incorporation:

ARTICLE ONE. [NAME] . The name of the corporation is:

BROOKMOUNT EXPLORATIONS INC.

ARTICLE TWO. [RESIDENT AGENT]. The initial agent for service of process is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, City of Reno, County of Washoe, State of Nevada 89501.

ARTICLE THREE. [PURPOSES] .The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

I.	[OMNIBUS].To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to he laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

II.	[CARRYING ON BUSINESS OUTSIDE STATE]. To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

III.	[PURPOSES TO BE CONSTRUED AS POWERS]. The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers,and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

ARTICLE FOUR. (CAPITAL STOCK]. The corporation shall have authority to issue an aggregate of TWO HUNDRED MILLION{200,000,000) Common Capital Shares, ONE MILL ($0.001) PAR VALUE per share, for a total capitalization of TWO HUNDRED THOUSAND (200,000.00) DOLLARS.

The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

ARTICLE FIVE. [DIRECTORS]. The affairs of the corporation shall be governed by a Board of Directors of no more than seven {7) nor less than one (1) person. The name and address of the first Board of Directors is:

NAME	ADDRESS

John Leslie Vaughn	25 A Claremont Avenue
Point-Claire,Quebec
Canada H9S 5C6

ARTICLE SIX. [ASSESSMENT OF STOCK]. The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

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ARTICLE SEVEN.  [INCORPORATOR]. The name and address of the incorporator of the corporation is as follows:

NAME	ADDRESS

Amanda Cardinalli	50 West Liberty Street, Suite 880
Reno, Nevada 89501

ARTICLE EIGHT.  [PERIOD OF EXISTENCE]. The period of existence of the corporation shall be perpetual.

ARTICLE NINE. {BY-LAWS]. The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

ARTICLE TEN. [STOCKHOLDERS' MEETINGS]. Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%-) of ail shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

ARTICLE ELEVEN. [CONTRACTS OF CORPORATION]. No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

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ARTICLE TWELVE. [LIABILITY OF DIRECTORS AND OFFICERS]. No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed her signature at Reno, Nevada this 8th day of December, 1999.

/s/ Amanda Cardinalli
AMANDA CARDINALLI

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CONSENT TO SERVE AS RESIDENT AGENT

The Nevada Agency and Trust Company, located at 50 West Liberty Street, Suite 880, Reno, Nevada 89501, hereby consents to serve as Resident Agent in the State of Nevada for the following Corporation:

BROOKMOUNT EXPLORATIONS INC.

We understand that as agent for the Corporation, it will be our responsibility to receive service of process in the name of the Corporation; to forward all mail to the Corporation; and to immediately notify the office of the Secretary of State in the event of our resignation, or of any changes in the registered office of the Corporation for which we are an agent.

IN WITNESS WHEREOF, the undersigned authorized representative of The Nevada Agency and Trust Company has hereunto affixed her signature at Reno, Nevada this 8th day of December, 1999.

/s/ Amanda Cardinalli
AMANDA CARDINALLI

FILED # C30940-99

DEC 09 1999

IN THE OFFICE OF

DEAN KELLER SECRETARY OF STATE

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BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201 (775) 684-5708

Website: www.nvsos.gov

*090204*

Business Number

C30940-1999

Filing Number

20180086908-62

Filed On

02/21/2018

Certificate of Amendment

(Pursuant to NRS 78.385 AND 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.   Name of corporation:

Brookmount Explorations Inc.

2.  The articles have been amended as follows: (provide article numbers, if available)

The first paragraph of Article Four of the Articles of Incorporation of Brookmount Explorations Inc. have been amended and restated as follows:

The corporation shall have authority to issue an aggregate of TWO MILLION" (2,000,000,000) Common Capital Shares, ONE MILL ($0.001) PAR VALUE per share, for a total capitalization of TWO MILLION (2,000,000) DOLLARS.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 58.5%

4.   Effective date and time of filing: (optional) Date:

(must not be later than 90 days after the certificate is filed)

5.   Signature: (required)

/s/ Officer

Signature of Officer

If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then !he amendment must be approved by the vote. in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restridions on the voling power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After

Revised: 1-5-15

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BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

Business Number

C30940-1999

Filing Number

20232900702

Filed On

1/24/2023

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer’s Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Brookmount Explorations, Inc. Entity or Nevada Business Identification Number (NVID): C30940-1999
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2,3,5 and 6

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

 ☐ Restated Articles - No amendments, articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: _________

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

*Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Being Completed: (Select only one box) (If amending, complete section 1,3,5 and 6)

 ☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and

78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.1%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

________________________________________

Jurisdiction of formation: _________________________

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution

☐ The purpose of the entity has been amended. ☐ Merger

☐ The authorized shares have been amended. ☐ Conversion

☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

 This form must be accompanied by appropriate fees

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BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

Business Number

C30940-1999

Filing Number

20232900702

Filed On

1/24/2023

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer’s Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: ______________ Time:______________ (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic Corporations only)

Changes to takes the following effect:

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

__________________________________________________________________

(attach additional page(s) if necessary)

6. Signature: (Required)

  X /s/ Nils A Ollquist

Signature of Officer or Authorized Signer   Title: Director & President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below: (attached additional pages if necessary)
The Articles of Incorporation have been amended to reduce the authorized shares of common stock, par value $0.001 per share, to two hundred million (200,000,000) shares.

This form must be accompanied by appropriate fees

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